Exhibit 99.1

ReShape Lifesciences Inc. and Obalon Therapeutics, Inc.

Announce Anticipated Closing of Merger

SAN CLEMENTE, CA and SAN DIEGO, CA – June 15, 2021 – ReShape Lifesciences Inc. (OTCQB: RSLS) and Obalon Therapeutics, Inc. (NASDAQ: OBLN) announced today the anticipated closing of their previously announced merger to be effective after the close of the market today, June 15, 2021. The shares of common stock of the combined company are expected to commence trading on The Nasdaq Capital Market on Wednesday, June 16, 2021, under the name ReShape Lifesciences Inc. and the trading symbol “RSLS.”

Immediately following the effective time of the merger, existing ReShape stockholders will own 51% and existing Obalon stockholders will own 49% of the outstanding shares of common stock of the combined company. Holders of shares of ReShape common stock will receive 0.5637 shares of the combined company’s common stock for each share of ReShape common stock then held (as calculated on a post-reverse stock split basis). Holders of shares of Obalon common stock will continue to hold their shares, subject to adjustment for the reverse stock split of Obalon’s common stock prior to the merger.

At a special meeting of Obalon’s stockholders on May 25, 2021, Obalon’s stockholders approved the issuance of shares of Obalon’s common stock to the stockholders of ReShape and an amendment to Obalon’s certificate of incorporation to effect the reverse stock split. Immediately prior to the closing of the merger, Obalon will effect a 1-for-3 reverse stock split of its common stock. At a special meeting of ReShape’s stockholders on May 13, 2021, ReShape’s stockholders approved the merger and other transactions contemplated by the agreement and plan of merger.

About ReShape Lifesciences Inc.

ReShape Lifesciences is America’s premier weight-loss solutions company, offering an integrated portfolio of proven products and services that manage and treat obesity and metabolic disease. The FDA-approved Lap-Band® and associated program provide minimally invasive, long-term treatment of obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The ReShape Vest™ System is an investigational (outside the U.S.) minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery. It helps obese and morbidly obese patients with rapid weight loss without permanently changing patient anatomy. The recently launched ReShapeCare™ Virtual health coaching program is a virtual telehealth weight management program that supports lifestyle changes for all weight-loss patients, to help them keep the weight off over time.

About Obalon Therapeutics, Inc.

Obalon Therapeutics is a San Diego-based company focused on developing and commercializing novel technologies for weight loss.

Forward-Looking Statements

Certain statements contained in this document are “forward-looking statements.” Examples of such statements include, but are not limited to, statements relating to the anticipated timing and ratio of Obalon’s reverse stock split, the anticipated timing and completion of the proposed merger; and the combined company’s listing on the NASDAQ Stock Market after closing of the proposed merger. ReShape and/or Obalon may not actually achieve the plans, carry out the intentions or meet the expectations or projections disclosed in the forward-looking statements and you should not place undue reliance on these forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors, including, without limitation, risks and uncertainties associated with the ability to consummate the proposed reverse stock split and merger through the process being conducted by ReShape and Obalon. ReShape and Obalon disclaim any intent or obligation to update these forward-looking statements to reflect events or circumstances that exist after the date on which they were made.

ReShape Contact:

Thomas Stankovich

Chief Financial Officer

ReShape Lifesciences Inc.

949-276-6042

tstankovich@ReShapeLifesci.com

ReShape Investor Contact:

James Salierno/Daniel Kontoh-Boateng

The Ruth Group

646-536-7028/7019

jsalierno@theruthgroup.com